Exhibit 99.1

Tidewater to Present at the 2014 UBS Global Oil & Gas Conference

NEW ORLEANS, May 15, 2014 –Tidewater Inc. (NYSE: TDW) announced today that Jeffrey M. Platt, President and CEO, and Joseph M. Bennett, Executive Vice President and Chief Investor Relations Officer, will present at the 2014 UBS Global Oil & Gas Conference in Austin, Texas, on Thursday, May 22, 2014, at approximately 10:00 a.m. Central time. The presentation will be available via real-time webcast at http://www.tdw.com. Playback will be available on May 22, 2014, at approximately 11:00 a.m. Central time. Upon completion of the presentation, the company will also file a Form 8-K with the SEC which will include a transcript of the presentation and a copy of the slides used by the presenters.

Tidewater is the leading provider of Offshore Service Vessels (OSVs) to the global energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

SOURCE: Tidewater Inc.

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